UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2013

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On October 24, 2013, StemCells, Inc. (the "Company") entered into an agreement to acquire from NeuroSpheres Holdings Ltd. and NeuroSpheres Ltd. (jointly, "NeuroSpheres") a patent portfolio claiming the manufacture and proliferation of purified populations of human neural stem cells and their use (collectively, the "Weiss and Reynolds patents"). These patents include U.S. Patent Nos. 5,851,832, 6,497,872, 6,294,346, 7,101,709, 7,361,505, and 7,115,418, the six patents asserted by the Company in its patent infringement suit against Neuralstem, Inc. As consideration for the Weiss and Reynolds patents, the Company will issue 139,548 shares of unregistered common stock to NeuroSpheres Holdings Ltd. Previously, the Company and its wholly-owned subsidiary had licensed the Weiss and Reynolds patents from NeuroSpheres on an exclusive worldwide basis. In connection with the patent acquisition, the Company and NeuroSpheres voluntarily terminated, effective October 24, 2013, all preexisting agreements between them concerning the Weiss and Reynolds patents, including the parties’ license agreements dated April 1, 1997 and October 30, 2000. The acquisition relieves the Company from further milestone and royalty payments owed to NeuroSpheres.

On October 29, 2013, the Company issued a press release announcing the acquisition of the Weiss and Reynolds patents. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated October 29, 2013, announcing the Company's acquisition of the Weiss and Reynolds patents from NeuroSpheres.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

October 29, 2013	By:	/s/ Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 29, 2013